Exhibit 21.1

List of Subsidiaries of Cariloha, Inc.

Name of Subsidiary	Jurisdiction of Organization
Cariloha Retail, LLC	Utah
Cariloha Lahaina, LLC	Utah
Cariloha Stores, LLC	Utah
Nassau Bamboo Retail Ltd.	Bahamas
Bamboo Retail (STLU) Ltd.	Saint Lucia
Bamboo (Barbados) Retail Ltd.	Barbados
Cariloha Puerto Rico LLC	Utah
Aruba Bamboo Retail VBA	Aruba
Cariloha Curacao B.V.	Curacao
Cariloha Honduras S.A. de C.V.	Honduras
Cariloha Mexico S. de R.L. de C.V.	Mexico
Freeport Bamboo Retail Ltd.	Bahamas
Cariloha Retail Dominican Republic SRL	Dominican Republic
Islas de Mexico S.C.P.	Mexico
Del Sol of Cozumel S.A. de C.V.	Mexico
Pedersen Worldwide St. Lucia Retail, Ltd.	Saint Lucia
Del Sol St. Thomas, LLC	Utah
Del Sol Retail, LLC	Utah
Nassau Sun Retail Ltd.	Bahamas
Indigo Holdings (Freeport) Ltd.	Bahamas
PW Lahaina, LLC	Utah
Del Sol Poipu LLC	Utah
Aruba Color Change Retail VBA	Aruba
Del Sol Curacao B.V.	Curacao
Del Sol Honduras S.A. de C.V.	Honduras
Caribbean Sun Group (Barbados) Ltd.	Barbados
Del Sol Retail Dominican Republic SRL	Dominican Republic
Paradise Island St. Lucia, Ltd.	Saint Lucia